Exhibit 3.18

1103130146

SCC710N (07/07)	COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION ARTICLES OF AMENDMENT

CHANGING THE NAME OF A VIRGINIA STOCK CORPORATION

By Unanimous Consent of the Shareholders

The undersigned, on behalf of the corporation set forth below, pursuant to § 13.1-710 of the Code of Virginia, states as follows:

1.                  The current name of the corporation is

McNeil Technologies, Inc.

2.                  The name of the corporation is changed to

AECOM National Security Programs, Inc.

3.                  The foregoing amendment was adopted by unanimous consent of the shareholders on

February 24, 2011.
(date)

Executed in the name of the corporation by:

/s/ Gerard Decker	3/16/11
(signature)	(date)

Gerard Decker	President
(printed name)	(corporate title)

(703) 921-1629	0279472-5
(telephone number (optional))	(corporation’s SCC corporate ID no.)

(The execution must be by the chairman or any vice-chairman of the board of directors, the president, or any other of its officers authorized to act on behalf of the corporation.)

PRIVACY ADVISORY: Information such as social security number, date of birth, maiden name, or financial institution account numbers is NOT required to be included in business entity documents filed with the Office of the Clerk of the Commission. Any information provided on these documents is subject to public viewing.

SEE INSTRUCTIONS ON THE REVERSE

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, MARCH 23, 2011

The State Corporation Commission has found the accompanying articles submitted on behalf of

AECOM National Security Programs, Inc. (formerly MCNEIL TECHNOLOGIES, INC.)

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective March 23, 2011.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ James C. Dimitri
James C. Dimitri
Commissioner

11-03-18-0001

AMENACPT

CIS0436

ARTICLES OF MERGER

MERGER OF

T.R. Systems, Inc. (a Maryland corporation) F1611922

INTO

McNeil Technologies, Inc. (a Virginia corporation) 02794725

The undersigned corporations, in accordance with Section 3-109 of the Maryland General Corporation Law and Section 13.1-720 of the Virginia Stock Corporation Act, hereby adopt the following Articles of Merger:

ARTICLE I: PARTIES

The parties to these Articles of Merger (herein the “Articles of Merger”) are T.R Systems, Inc., a Maryland corporation, and McNeil Technologies, Inc., a Virginia corporation qualified to do business in Maryland (collectively, referred to as the “Merging Corporations”), and hereby agree to effect a merger of the Merging Corporations upon the terms and conditions herein set forth.

ARTICLE II: NON-SURVIVING CORPORATION

The name of the corporation to be merged into the successor corporation is T.R. Systems, Inc., a Maryland corporation (“Systems”), which is a corporation incorporated in the State of Maryland under the provisions of the Maryland General Corporation Law with its principal office in the State of Maryland located in Bethesda, and the corporate existence of which will cease upon the effective date of the merger in accordance with the provisions of the Maryland General Corporation Law.

Systems owns no interest in land in the State of Maryland.

ARTICLE III: SURVIVING CORPORATION

The corporation to survive the merger is McNeil Technologies, Inc., a Virginia corporation, which was incorporated under the general law in the Commonwealth of Virginia on December 10, 1985, and which shall continue under the name of McNeil Technologies, Inc. (“McNeil”) pursuant to the general laws of the Commonwealth of Virginia.

The location of the principal office of McNeil in the Commonwealth of Virginia is 6564 Loisdale Court, Suite 900, Springfield, Virginia 27150.

The principal office of McNeil in the State of Maryland is located in Hyattsville, Maryland.

The name and address of the resident agent of McNeil in the State of Maryland is National Corporate Research, Ltd., Second Floor, 836 Park Avenue, Baltimore, Maryland 21201.

McNeil registered to do interstate and foreign business in the State of Maryland as a foreign corporation on May 6, 2004.

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ARTICLE IV: ARTICLES OF INCORPORATION

The Articles of Incorporation of McNeil shall not be changed by virtue of the merger

ARTICLE V: STATEMENT AS TO SHARES

The authorized share structure of Systems and McNeil at the time of execution of these Articles of Merger is as follows:

	Systems	McNeil

Total number of shares of all classes:	100	100.000

Number and par value of shares of each class:	N/A	100.000 @ . 10/ea. Common
Number of shares without par value of each class:	100 Common	N/A
Aggregate par value of all shares with par value:	N/A	$10.000

ARTICLE VI: EXCHANGE OF SHARES

The manner in which the issued shares of Systems and McNeil will be exchanged, classified or cancelled is as follows:

A.                                    Each share of common stock of Systems outstanding prior to these Articles of Merger shall be cancelled without consideration upon the filing of these Articles of Merger.

B.                                    Each share of common stock of McNeil outstanding prior to these Articles of Merger becoming effective shall represent one share of common stock of McNeil, as the surviving corporation.

ARTICLE VII: TERMS AND CONDITIONS

The plan of merger (the “Plan of Merger”) submitted to the members of the respective boards of directors (the “Board of Directors”) of Merging Corporations and, upon the recommendation of each Board of Directors, to the shareholders (the “Shareholders”) of the Merging Corporations is attached hereto as Exhibit A.

ARTICLE VIII: ADOPTION

A.                                    These Articles of Merger and the Plan of Merger were duly authorized and unanimously adopted by written consent by the Directors of:

(1)                                 Systems on December 16, 2008, in accordance with its charter and pursuant to Sections 3-102 and 3-105 of the Maryland General Corporation Law; and

(2)                                 McNeil on December 16, 2008, in accordance with its charter and pursuant to Sections 13.1-716 and 13.1-718 of the Virginia Stock Corporation Act.

2

B.                                    These Articles of Merger and the Plan of Merger were duly authorized and unanimously adopted by written consent by the Shareholders of:

(1)                                 Systems on December 16, 2008, pursuant to Sections 3-102 and 3-105 of the Maryland General Corporation Law; and

(2)                                 McNeil on December 16, 2008, pursuant to Sections 13.1-716 and 13.1-718 of the Virginia Stock Corporation Act.

ARTICLE IX: EFFECTIVE DATE

Pursuant to Section 3-113 of the Maryland General Corporation Law and Section 13.1-606 of the Virginia Stock Corporation Act, the Certificate of Merger shall become effective at 11:59 p.m. on December 31, 2008.

IN WITNESS WHEREOF, these Articles of Merger are hereby signed for and on behalf of Systems by its President, who does hereby acknowledge that said Articles of Merger are the act of said corporation, and who does hereby state under the penalties for perjury that the matters and facts set forth therein with respect to authorization and approval of said merger are true in all material respects to the best of his knowledge, information, and belief: and these Articles of Merger are hereby signed for and on behalf of McNeil by its President, who does hereby acknowledge that said Articles of Merger are the act of said corporation, and who does hereby state under the penalties for perjury that the matters and facts stated therein with respect to authorization and approval of said merger are true in all material respects to the best of his knowledge, information, and belief.

[SIGNATURE PAGE FOLLOWS]

3

T.R. Systems, Inc., a Maryland corporation

	By:	/s/ Mark E. Kleckner
Mark E. Kleckner, President
Attested:

/s/ Douglas W. Lee
Douglas W. Lee, Assistant Secretary

McNeil Technologies, Inc., a Virginia corporation

	By:	/s/ Gerard Decker
Gerard Decker, President
Attested:

/s/ Ronald J. Thomas
Ronald J. Thomas, Assistant Secretary

4

Exhibit A: Plan of Merger

5

PLAN OF MERGER

merging T.R. SYSTEMS, INC.

(a Maryland corporation)

into MCNEIL TECHNOLOGIES, INC.

(a Virginia corporation)

The following plan of merger (hereinafter the “Plan of Merger”) is hereby established in accordance with Section 13. 1-716 of the Virginia Stock Corporation Act and Section 3-102 of the Maryland General Corporation Law.

1.                                      Parties to the Merger. Pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and the relevant provisions of the Virginia Stock Corporation Act and the Maryland General Corporation Law, T.R. Systems, Inc., a Maryland corporation qualified to do business in Virginia (hereinafter the “Maryland Corporation”), shall be merged into McNeil Technologies, Inc., a Virginia corporation, which shall be the surviving entity (hereinafter the “Surviving Corporation”).

2.                                      Terms and Conditions of the Merger.

(A)                               Directors  Robert B. McKeon, Ramzi M. Musallam. General Richard E. Hawley. General Barry R. McCaffrey, Admiral Leighton W. Smith, Jr. and General Anthony C Zinni shall each continue to hold office as a director of the Surviving Corporation until the first annual meeting of the shareholders of the Surviving Corporation when their respective successors are elected or appointed in the manner provided in the Bylaws of the Surviving Corporation.

(B)                               Board of Directors Meeting. The first regular meeting of the Board of Directors of the Surviving Corporation shall be held as soon as practicable after the effective date of the merger.

(C)                               Officers. Upon the effective date of merger, all persons who are executive or administrative officers of the Maryland Corporation shall resign and the officers set forth in paragraph 2(D), below, shall be the officers of the Surviving Corporation subject to the Bylaws of the Surviving Corporation. The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as they may deem necessary, subject to the Bylaws of the Surviving Corporation.

(D)                               Names of Officers. The officers of the Surviving Corporation who will continue to serve are as follows:

Chairman of the Board	Robert B. McKeon
Chief Executive Officer	Ronald J. Thomas
Chief Financial Officer and Treasurer	Douglas W. Lee
Chief Operations Officer and Secretary	Mark E. Kleckner
President	Gerard Decker
Assistant Secretary	Ramzi M. Musallam

(E)                                Effective Date of Merger.

(1)                                 This Plan of Merger shall be submitted to the respective directors and shareholders of the constituent corporations as may be required by applicable law and the governing corporate documents of the constituent corporations and shall be adopted upon receipt of such vote as is required by applicable law and governing corporate documents.

(2)                                 This Plan of Merger shall be deemed effective at such time as may be permitted by law and instructed by the Board of Directors of the constituent corporations.

(F)                                 Effect of Merger.

(1)                                 Surviving Corporation. The Surviving Corporation shall, without other transfer, secede to and possess all of the rights, privileges, powers, immunities and franchises, both public and private, and shall be subject to all the restrictions, liabilities, obligations, disabilities and duties of the Maryland Corporation and all property, both real and personal, and all debts and liabilities due such corporations, which shall be vested in the Surviving Corporation.

(2)                                 Rights of Creditors. All of the rights of creditors and all liens upon any property of the Maryland Corporation shall be preserved, unimpaired, limited to the property affected by such liens at the time of merger, and all debts, liabilities, and duties of such corporations shall attach to the Surviving Corporation and may be entered against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it.

(3)                                 Delivery of Deeds and Instruments. From time to time, as requested by the Surviving Corporation, or by its successors or assigns, the Maryland Corporation shall execute and deliver or cause to be executed and delivered all deeds and other instruments, and shall take such other actions as the Surviving Corporation may deem necessary and desirable in order to more fully vest in the Surviving Corporation, title and possession of all of the property, rights, privileges, powers and franchises referred to in this Plan of Merger.

(G)                               Expenses of Merger. The Surviving Corporation shall pay all expenses associated with this Plan of Merger.

3.                                      Manner and Basis of Converting Shares. The manner in which the issued shares of the Maryland Corporation and the Surviving Corporation will be exchanged, classified or cancelled is as follows:

(A)                               Each share of the Maryland Corporation stock outstanding prior to the effective date of this Plan of Merger shall be cancelled upon the effective date of the merger.

(B)                               Each share of common stock of the Surviving Corporation outstanding prior to this Plan of Merger becoming effective shall represent one share of common stock of the Surviving Corporation upon the effective date of the merger.

4.                                      Articles of Merger. The Maryland Corporation and the Surviving Corporation shall cause their respective corporate officers to execute and file will the appropriate government bodies Articles of Merger reflecting this Plan of Merger.

2

The following acknowledge that the above is a true and correct copy of the Plan of Merger adopted by the board of directors and shareholders of T.R. Systems, Inc., a Maryland corporation, on December 16, 2008, and by the board of directors and shareholders of McNeil Technologies, Inc., a Virginia corporation, on December 16, 2008.

[SIGNATURE PAGE FOLLOWS]

3

T.R. Systems, Inc.,
a Maryland corporation

By:	/s/ Mark E. Kleckner
Mark E. Kleckner President

MCNEIL TECHNOLOGIES, INC.,
a Virginia corporation

By:	/s/ Gerard Decker
Gerard Decker, President

4

0279472 - 5

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, DECEMBER 23, 2008

The State Corporation Commission finds the accompanying articles submitted on behalf of

MCNEIL TECHNOLOGIES, INC.

comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF MERGER

be issued and admitted to record with the articles of merger in the Office of the Clerk of the Commission, effective December 31, 2008, at 11:59 PM. Each of the following:

T R. SYSTEMS, INC.

is merged into MCNEIL TECHNOLOGIES, INC., which continues to exist under the laws of VIRGINIA with the name MCNEIL TECHNOLOGIES, INC., and the separate existence of each non-surviving entity ceases.

STATE CORPORATION COMMISSION

By	/s/ [ILLEGIBLE]
Commissioner

MERGACPT

CIS0322

08-12-19-0629

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF

MCNEIL TECHNOLOGIES, INC.

The undersigned corporation, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, hereby executes the following articles of amendment and sets forth:

ONE

The name of the corporation is McNeil Technologies, Inc.

TWO

Section (g), which states “At all times, a majority of the members of the board of directors must be socially and economically disadvantaged individuals as defined by the Small Business Administration in 13 C.F.R. § 124.1(c), or in any amendments thereto” is hereby deleted in its entirety.

THREE

The amendment was approved by the board of directors on July 13, 2004 and adopted by unanimous consent of the shareholders on July 13, 2004 in accordance with the provisions of Chapter 9 of Title 13.1 of the Code of Virginia.

*      *      *      *      *

[SIGNATURE PAGE FOLLOWS]

The undersigned officer of the corporation declares that the facts herein stated in these Articles of Amendment are true as of July 13, 2004.

MCNEIL TECHNOLOGIES, INC.

By:	/s/ James L. McNeil
James L. McNeil
Chief Executive Officer and Secretary

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

July 14, 2004

The State Corporation Commission has found the accompanying articles submitted on behalf of

MCNEIL TECHNOLOGIES, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective July 14, 2004.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ [ILLEGIBLE]
Commissioner

04-07-14-0624

AMENACPT

CIS0317

ARTICLES OF AMENDMENT

OF

MCNEIL TECHNOLOGIES, INC.

ONE

The name of the corporation is MCNEIL TECHNOLOGIES, INC.

TWO

This amendment is to increase the aggregate number of shares which the Corporation shall have the authority to issue from 50,000 to 100,000, which shall consist of one class known as common stock. The par value of each of such shares shall be $.10.

THREE

The foregoing amendment was adopted on 26 July 1990

FOUR

The amendment was adopted by unanimous consent of the shareholders.

FIVE

The Certification of Amendment shall become effective at 11:59pm on the date the certificate is issued by the State Corporation Commission.

The undersigned President declares that the facts herein stated are true as of August 20, of 1990.

MCNEIL TECHNOLOGIES, INC.

By:	/s/ James McNeil	James McNeil, President

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

August 29, 1990

The State Corporation Commission has found the accompanying articles submitted on behalf of

MCNEIL TECHNOLOGIES, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective August 29, 1990.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ [ILLEGIBLE]
Commissioner

AMENACPT

CIS20436

90-08-27-0064

ARTICLES OF INCORPORATION

OF

MCNEIL TECHNOLOGIES, INC.

We hereby associate to form a stock corporation under the provisions of Chapter I of Title 13.1 of the Code of Virginia, and to that end set forth the following:

(a)                                The name of the Corporation is McNeil Technologies, Inc. (hereinafter referred to as the “Corporation”).

(b)                                The purpose or purposes for which the Corporation is organized are to transact any or all lawful business, not required to be specifically stated in these Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act, including but not limited to consulting work for the public and private sector; to do everything necessary, proper, advisable or convenient for the accomplishment of the foregoing purposes; and to do all other things incidental to or connected with them that are not forbidden by law or by these Articles of Incorporation.

(c)                                 The aggregate number of shares which the Corporation shall have the authority to issue shall be 50,000, which shall consist of one class known as common stock. The par value of each of such shares shall be $.10.

(d)                                The shareholders shall not have the pre-emptive right to acquire unissued shares of the Corporation.

(e)                                 The address of the initial registered office is 5205 Chapel Gate Court, Alexandria, Virginia, County of Fairfax, Virginia 22310 and the name of its initial registered agent at such address is James McNeil, who is a resident of Virginia and an officer and director of the Corporation.

(f)                                  The number of directors constituting the initial Board of Directors is one, and the name and address of the person who is to serve as the initial directors is as follows:

James Lewis McNeil	5205 Chapel Gate Court
Alexandria, Virginia 22310

(g)                                 At all times, a majority of the members of the board of directors must be socially and economically disadvantaged individuals as defined by the Small Business Administration in 13 C.F.R. § 124.1(c), or in any amendments thereto.

(h)                                The duration of the Corporation is perpetual.

WITNESS the following signature this 5 day of December, 1985.

/s/ James Lewis McNeil
James Lewis McNeil

2

SCC9	851230052

279472

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

RICHMOND, December 10, 1985

The accompanying articles having been delivered to the State Corporation Commission on behalf of

McNeil Technologies, Inc.

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that this CERTIFICATE OF INCORPORATION

be issued, and that this order, together with the articles, be admitted to record in this office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

Upon the completion of such recordation, this order and the articles shall be forwarded for recordation in the office of the Clerk of the Circuit Court, Fairfax County.

STATE CORPORATION COMMISSION

By	/s/ [ILLEGIBLE]
Commissioner

123052

Commonwealth of Virginia

State Corporation Commission

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of all documents constituting the charter of AECOM National Security Programs, Inc. on file in the Clerk’s Office of the Commission.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date:
January 23, 2014

/s/ Joel H. Peck
Joel H. Peck, Clerk Commission

CIS0357